EX-99 77.C

RESULTS OF SHAREHOLDER MEETING (UNAUDITED)

CALVERT VARIABLE SERIES, INC.

Special Meeting of Shareholders

The Special Meeting of Shareholders of Calvert VP
SRI Balanced Portfolio and Calvert VP SRI
Mid Cap Portfolio, each a series of Calvert
Variable Series, Inc. (each a "Portfolio" and collectively, the "Portfolios") was held on December 16, 2016. At the meeting, the following shares of each Portfolio were represented:

Fund
Shares Represented
by Proxy
Percentage of
Shares Outstanding
Calvert VP SRI Balanced Portfolio
143,066,577.791
92.510%
Calvert VP SRI Mid Cap Portfolio
1,421,796.290
97.618%

Shareholders of Calvert VP SRI Balanced Portfolio and Calvert VP SRI Mid Cap Portfolio voted on the following proposals:

1.	Approval of a new investment advisory
agreement with Calvert Research and
Management

Fund
Affirmative
Against
Abstain
Calvert VP SRI
Balanced Portfolio
129,355,866.859
2,960,983.282
10,749,727.651
Calvert VP SRI Mid
Cap Portfolio
1,225,889.296
72,178.647
123,728.347

2.	Reaffirmation and approval of a Portfolio's
ability to invest in notes issued by Calvert
Social Investment Foundation

Fund
Affirmative
Against
Abstain
Calvert VP SRI
Balanced Portfolio
130,972,352.406
2,992,112.206
9,102,113.180
Calvert VP SRI Mid
Cap Portfolio
1,307,011.050
44,817.466
69,967.774

3.	Approval of a Portfolio's reliance on a
potential future exemptive order that may be granted by the SEC

Fund
Affirmative
Against
Abstain
Calvert VP SRI
Balanced Portfolio
126,529,391.596
3,610,577.236
12,926,608.960
Calvert VP SRI Mid
Cap Portfolio
1,287,062.022
61,049.563
73,684.705

Shareholders of Calvert VP SRI Balanced Portfolio
- Class F voted on the following proposal:

1.	Approval of Master Distribution Plan for
Class F Shares

Fund
Affirmative
Against
Abstain
Calvert VP SRI
Balanced Portfolio -
Class F
196,779.261
0.000
24,861.884

Shareholders of Calvert Variable Series, Inc.
voted on the following proposal:

1.	To elect Directors of Calvert Variable
Series, Inc.:

Nominee
For
Withheld
Richard L. Baird, Jr.
137,775,951.271
6,712,422.810
Alice Gresham Bullock
139,482,196.603
5,006,177.478
Cari Dominguez
138,935,117.750
5,553,256.331
Miles D. Harper III
137,849,643.633
6,638,730.448
John G. Guffey, Jr.
137,900,757.277
6,587,616.804
Joy V. Jones
139,399,634.222
5,088,739.859
Anthony A. Williams
137,474,897.778
7,013,476.303
John H. Streur
136,401,002.620
8,087,371.461